                                                                     EXHIBIT 2.4

                                 FIRST AMENDMENT

                                       TO

                      PARTNERSHIP INTEREST OPTION AGREEMENT



         This First  Amendment to Partnership  Interest  Option  Agreement (this

"First Amendment"), dated and effective as of October ___, 1996, constitutes the

 ---------------

first  amendment to that certain  Partnership  Interest  Option  Agreement  (the

"Agreement"), dated as of May 3, 1996, by and among Avery Communications,  Inc.,

 ---------

a Delaware corporation ("ACI"), Avery Acquisition Sub, Inc., a Texas corporation

                         ---

("Merger Sub"),  Harold D. Box ("Box"),  David W. Mechler,  Jr.  ("Mechler," and

  ----------                     ---                               -------

collectively with Box, the "Partners," or individually, a "Partner").

                            --------                       -------



                                    ARTICLE 1



                          DEFINITIONS AND CONSTRUCTION



         SECTION 1.1 DEFINITIONS OF CERTAIN TERMS. Except as otherwise expressly provided or unless the context otherwise requires,  the all terms defined in the

Agreement,  whenever  used in this First  Amendment,  shall have the  respective meanings  assigned  to them in the  Agreement  for all  purposes  of this  First

Amendment, and include the plural as well as the singular.



         SECTION 1.2 RULES OF CONSTRUCTION.  The rules of construction set forth in Section 7.2 of the Agreement are incorporated by reference herein to the same extent and as fully as if set forth in their entirety in this First Amendment.



                                    ARTICLE 2



                             AMENDMENTS TO AGREEMENT



         SECTION 2.1  AMENDMENT OF SECTION 1.3.  Section 1.3 of the Agreement is

hereby amended and restated to read in its entirety as follows:



         SECTION  1.3  EXERCISE  PRICE.  Upon  exercise  of the Option as herein provided, and in consideration for the sale, assignment, transfer and conveyance by the Partners of the  Partners'  Partnership  Interests to Merger Sub pursuant thereto as herein provided,  Merger Sub shall deliver, or cause to be delivered,

to the  Partners,  pro rata in  accordance  with  their  respective  Partnership

Interests, at the Closing (as hereinafter defined) the following:



                  (i) certified or bank cashiers' checks in the aggregate amount of $596,296.00;





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                  (ii) promissory notes (collectively, the "Notes"), in the form

                                                            -----

         attached  hereto  as  Annex I, in the  aggregate  principal  amount  of

         $540,926.00,  which  Notes  will bear  interest  at the rate of 10% per annum from and after the Closing Date until  maturity,  and which Notes will provide that the principal and all interest  accrued  thereon will be due and  payable in full in one  installment  of  principal  and all accrued  interest on the date which is six months following the Closing

         Date; and



                  (iii) 212,963 shares  (collectively,  the "ACI Shares") of the

                                                             ----------

         Common Stock,  par value $0.01 per share (the "ACI Common  Stock"),  of

                                                        -----------------

         ACI.



         In addition,  Merger Sub shall  deliver,  or cause to be delivered,  to

Bank One,  Texas,  N.A.,  as escrow agent (the "Escrow  Agent"),  an  additional

                                                -------------

170,000  shares  (collectively,  the "Escrow  Shares") of ACI Common Stock to be

                                      --------------

held in escrow (the "Escrow") pursuant to the terms of the Escrow Agreement (the

                     ------

"Escrow  Agreement") in the form attached  hereto as Annex II. The Escrow Shares

 -----------------

will be released to the Partners,  pro rata in accordance with their  respective

Partnership  Interests,  on April 30,  1998,  1999,  and 2000  (each a  "Release

                                                                         -------

Date"), in accordance with the provisions hereinafter set forth. For the purpose

----

of  determining  the number of Escrow Shares to be released on any Release Date,

the following  definitions  shall apply: the term "AFTER-TAX  EARNINGS" shall be

                                                   -------------------

deemed to mean the product  obtained by multiplying  (i) the result  obtained by subtracting  (A) the lesser of (1) the sum of clause (B)(2) plus clause  (B)(3),

                                                            ----

or (2)  $250,000,  from  (B) the sum of (1) the  Partnership's  audited  pre-tax

                   ----

earnings (as determined by ACI's Auditors,  whose  determination  shall be final and binding on the parties) for any applicable  year, plus (2) any  amortization of  goodwill  included  in such  earnings,  plus  (3) any  allocation  of  ACI's

                                            ----

corporate  overhead  or  similar  corporate  charges  of ACI  included  in  such earnings, by (ii) .60; the term "MULTIPLE OF EARNINGS VALUE" shall mean, for any

          --                     --------------------------

applicable  period,  the  product  obtained  by  multiplying  (i) 15 by (ii) the

                                                                     --

Partnership's  AFTER-TAX EARNINGS for the applicable year; the term "BASE VALUE"

                                                                     ----------

shall mean (i) for the year ending December 31, 1997 - $3,861,000;  (ii) for the year ending  December  31,  1998 - the  greater of (A) the  MULTIPLE OF EARNINGS

VALUE for the year ending  December 31, 1997, or (B)  $3,861,000;  and (iii) for

the year ending  December 31, 1999 - the greater of (A) the MULTIPLE OF EARNINGS

VALUE for the year ending  December 31, 1997, (B) the MULTIPLE OF EARNINGS VALUE

for the year ending December 31, 1998, or (C)  $3,861,000;  and the term "TARGET

                                                                          ------

VALUE" shall mean, for any applicable  year, the result,  if a positive  number,

-----

obtained by subtracting (i) the BASE VALUE for the applicable year from (ii) the

                                                                   ----

MULTIPLE OF EARNINGS VALUE for the applicable year. On the 1998 and 1999 Release

Dates up to a maximum of 85,000 Escrow Shares shall be eligible for release from

Escrow.  If on either  the 1998 or 1999  Release  Date less than  85,000  Escrow

Shares shall be released from Escrow pursuant to the provisions hereof, then, in each such  event,  a number of Escrow  Shares  equal to the  difference  between

85,000 Escrow



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Shares and the actual number of Escrow Shares  released from Escrow on each such

Release  Date  pursuant to the  provisions  hereof shall be eligible for release from Escrow  pursuant to the provisions  hereof on the 2000 Release Date. On the

2000 Release Date the maximum  number  Escrow  Shares that shall be eligible for release from Escrow pursuant to the provisions hereof shall be the lesser of the sum of the Escrow  Shares not released  from Escrow  pursuant to the  provisions hereof on the 1998 and 1999 Release  Dates,  or 170,000  Escrow  Shares.  If, in

performing the  calculations  hereinafter set forth for any applicable year, the

MULTIPLE  OF EARNINGS  VALUE  shall be less than the BASE VALUE,  then no Escrow

Shares shall be released from Escrow on the applicable Release Date.



         The actual  number of Escrow  Shares to be released on any Release Date shall be equal to the lesser of 85,000  Escrow  Shares,  or the number of Escrow

Shares determined by multiplying (i) .46 by (ii) the result obtained by dividing

                                         --

(A) the result  obtained by multiplying  (1) .08 by (2) the TARGET VALUE for the

                                                 --

applicable  year by (B) $3.00.  By way of  illustration,  the  formula  would be

                 --

applied as set forth in the examples on Annex III hereto.



         In the event the  Partnership  shall  cease to be a direct or  indirect subsidiary of ACI,  whether  through the  disposition of ACI's  ownership of the

Partnership,  the sale of all or substantially all the assets of the Partnership as a going  concern,  spinoff,  or  otherwise,  the Partners  shall,  on the day preceding the effective date of any such transaction,  immediately  become fully vested in any and all  shares of ACI Common  Stock  still held in escrow at such time for release  based upon the  audited  pre-tax  earnings  for years not then completed,  and all such  fully  vested  shares  of ACI  Common  Stock  shall be released from escrow to the Partners on or before the  consummation  of any such transaction.  Any Escrow  Shares not  released to the Partners  pursuant  hereto shall be released from Escrow and delivered to ACI on or before the 2000 Release

Date.



         To  secure  the  Partners'   obligations  under  Section  4.1  of  this

Agreement,  at the Closing,  100,000 shares of the ACI Shares shall be delivered by ACI to the  Escrow  Agent to be held in  escrow  for a period  of six  months following the Closing. The terms of such escrow shall be set forth in a separate escrow agreement in substantially  the form of the Escrow Agreement  attached as

Exhibit  A to the  HOLD  Merger  Agreement,  appropriately  modified  as  herein contemplated.  ACI will cause its auditors to prepare  financial  statements for

the   Partnership  as  of  the  Closing  Date  to  determine   compliance   with

representations  and warranties  and to determine  whether the  Partnership  has suffered any material  adverse  change to its  financial or business  condition.

Attached  hereto as Annex IV are true and correct copies of the balance sheet of the  Partnership  as at September 30, 1996,  and the statement of income for the

Partnership for the nine months then ended.





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         SECTION 2.2  AMENDMENT OF SECTION 1.4.  Section 1.4 of the Agreement is

hereby amended and restated to read in its entirety as follows:



                  SECTION  1.4  REGISTRATION  RIGHTS.  The  Partners  shall have

         "piggy-back"  registration  rights  upon the terms,  and subject to the conditions,  as those  set  forth in the  form of  Registration  Rights

         Agreement  attached as Exhibit B to the HOLD Merger  Agreement.  At the

         Closing,  the  parties  will  execute  and  deliver a separate  form of

         Registration  Rights  Agreement  containing   substantially  equivalent

         provisions.



         SECTION 2.3  AMENDMENT OF SECTION 1.5.  Section 1.5 of the Agreement is

hereby amended and restated in its entirety to read as follows:



                  SECTION 1.5 EXERCISE OF OPTION;  TERM. The Option shall become fully  exercisable  on and as of the date hereof and shall remain fully exercisable  until 6:00 p.m.,  Central  Standard  Time, on November 15,

         1996  (the  "Option  Term").   Upon  the  terms,  and  subject  to  the

                      ------------

         conditions,  hereof,  ACI may exercise the Option in whole,  but not in part,  at any time before the  expiration  of the Option Term by giving written or oral notice (the "Option Exercise Notice") to the Partners.

                                      ----------------------



         SECTION 2.4 AMENDMENT OF SECTION 1.6. The  Agreement is hereby  amended to delete Section 1.6 in its entirety.



         SECTION 2.5 AMENDMENT OF SECTION 1.7. The  Agreement is hereby  amended to delete Section 1.7 in its entirety.



         SECTION 2.6 AMENDMENT OF SECTION 2.2. The first sentence of Section 2.2 of the Agreement is hereby amended to delete the words "or the Second Option, as the case may be," therefrom. Section 2.2 of the Agreement is also hereby amended to delete the last sentence of Section 2.2 in its entirety therefrom.



         SECTION 2.7 AMENDMENT OF SECTION 3.1.1.  The fourth sentence of Section

3.1.1 of the  Agreement  is hereby  amended  to delete  the words "or the Second

Option" therefrom.



         SECTION 2.8 AMENDMENT OF SECTION 4.4. The first sentence of Section 4.4 of the Agreement is hereby amended by inserting a period after the word "Option"

and deleting the balance of the sentence.



         SECTION 2.9 AMENDMENT OF SECTION 4.5. The  Agreement is hereby  amended by deleting Section 4.5 in its entirety therefrom.



         SECTION 2.10  AMENDMENT OF SECTION 4.6. The Agreement is hereby amended by deleting Section 4.6 in its entirety therefrom.





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         SECTION 2.11 AMENDMENT OF SECTION 4.7.  Section 4.7 of the Agreement is

hereby  renumbered as Section 4.5 and is hereby  amended and restated to read in its entirety as follows:



                  SECTION 4.7 LINE OF CREDIT.  ACI will use its reasonable  best efforts to arrange for a minimum $10,000,000  revolving credit facility

         to  be  used   primarily  for  factoring  and  in  the  growth  of  the

         Partnership,  $2,000,000 of which will be available to the  Partnership within one month following the Closing Date, and the remainder of which will be available to the  Partnership  within six months  following the

         Closing Date. As a condition to arranging such financing, the Partners,

         together with the other partners of the  Partnership,  shall have made,

         or  caused  to be  made,  a  subordinated  loan to the  Partnership  of

         $1,000,000, which loan shall not be payable on or before a date that is one year following the Closing Date, and which loan shall bear interest at a rate not to exceed prime plus 2% per annum.



         SECTION  2.12  AMENDMENT  TO ADD A NEW SECTION  4.6.  The  Agreement is

hereby  amended  to add a new  Section  4.6  thereto,  which  shall  read in its entirety as follows:



                  SECTION 4.6  CONDITIONS TO  OBLIGATIONS OF ACI AND MERGER SUB.

         The  obligations of ACI and Merger Sub to consummate  the  transactions contemplated  hereby shall be subject to the  fulfillment (or waiver by

         ACI) on or prior to the Closing Date of the following conditions, which the Partners agree to use reasonable  good faith efforts to cause to be fulfilled.  The  conditions  to the  obligations  of ACI and Merger Sub under the  Partnership  Interest  Purchase  Agreement to consummate the

         transactions   contemplated  by  the  Partnership   Interest   Purchase

         Agreement  shall have been  fulfilled (or waived by ACI and Merger Sub)

         and,  concurrently with the Closing,  the transactions  contemplated by

         the   Partnership   Interest   Purchase   Agreement   shall  have  been

         consummated.  ACI  and  Merger  Sub  shall  have  received  each of the following  agreements,  in each case duly executed by the other parties

         thereto:   (i)  an  Employment   Agreement  (the  "Mechler   Employment

                                                            --------------------

         Agreement"),  in the form  attached  hereto as Exhibit A,  pursuant  to

         ---------                                      ---------

         which Mechler shall be employed by the Partnership;  (ii) an Employment

         Agreement (the "Box Employment Agreement"), in the form attached hereto

                         ------------------------

         as  Exhibit  B,  pursuant  to  which  Box  shall  be  employed  by  the

             ----------

         Partnership;  and (iii) Releases, in substantially the form attached as

         Exhibit  G to the HOLD  Merger  Agreement,  appropriately  modified  to

         ----------

         reflect the transactions contemplated hereby, executed by each Partner.



                                    ARTICLE 3



                            AGREEMENT; MISCELLANEOUS



         SECTION 3.1  AGREEMENT  RATIFIED  AND  CONFIRMED.  Except as  expressly amended by this First Amendment,  the Agreement is in full force and effect,  no party  has  notice  of any event or  default  or  breach of any  representation,

warranty or covenant by any other party, and the



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Agreement, as amended by this First Amendment, is hereby ratified, confirmed and reaffirmed for all purposes and in all respects.



         SECTION 3.2 HEADINGS.  The headings  contained in this First  Amendment are for  purposes  of  convenience  only and shall not  affect  the  meaning  or interpretation of this First Amendment.



         SECTION  3.3  COUNTERPARTS.  This First  Amendment  may be  executed in several counterparts, each of which shall be deemed an original and all of which together constitute one and the same instrument.



         SECTION 3.4 GOVERNING LAW, ETC. This First  Amendment shall be governed by in all respects, including as to validity,  interpretation and effect, by the internal  laws of the State of Texas,  without  giving effect to the conflict of laws rules thereof.



         SECTION 3.5  AMENDMENT.  No  amendment  or  modification  of this First

Amendment  shall  be valid or  binding  unless  set  forth in  writing  and duly executed by the party against whom enforcement of the amendment or modifications sought.



         SECTION 3.6 AMENDMENT OF PARTNERSHIP INTEREST PURCHASE AGREEMENT.  This

First  Amendment  shall not become  effective until such time as the Partnership

Interest Purchase Agreement shall have been amended in form, scope and substance satisfactory to ACI in its sole and absolute discretion.







       [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK. THE

            SIGNATURES OF THE PARTIES BEGIN ON THE FOLLOWING PAGE.]





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                                 SIGNATURE PAGE

                                       TO

                                 FIRST AMENDMENT

                                       TO

                      PARTNERSHIP INTEREST OPTION AGREEMENT





         IN WITNESS WHEREOF, the parties have duly executed this First Amendment as of the date first above written.





                                    AVERY COMMUNICATIONS, INC.







                                    By:________________________________

                                         Patrick J. Haynes, III

                                         Chairman of the Board







                                    AVERY ACQUISITION SUB, INC.







                                    By:________________________________

                                         Patrick J. Haynes, III

                                         Chairman of the Board







                                    PARTNERS





                                    ___________________________________

                                    Harold D. Box





                                    ___________________________________

                                    David W. Mechler, Jr.


                                      S-1